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                                                                   Exhibit 99(d)

                         CONSENT OF PAUL J. DARLING II

     The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of UGI Corporation upon consummation of the merger of Vulcan Acquisition Corp., a direct, wholly-owned subsidiary of UGI Corporation, with and into Unisource Worldwide, Inc.


Signature:   /s/ Paul J. Darling II
             ----------------------
             Paul J. Darling II

Date:  March 25, 1999